Exhibit 99.2

ALLIANCE MMA HIRES DIRECTOR OF INVESTOR RELATIONS

New Hire to Focus on Institutional Coverage

NEW YORK, Oct. 31, 2016 /PRNewswire/ -- Alliance MMA, Inc. (“Alliance MMA” or the “Company”) (NASDAQ: AMMA), a mixed martial arts organization offering premier promotional opportunities for aspiring mixed martial arts fighters, announced today that Jim Platek has joined the Company as Director, Investor Relations. Mr. Platek will be responsible for all aspects of investor relations and will work closely with the executive management team to effectively communicate Alliance's vision to the investment community.

Mr. Platek has more than 25 years of finance, investment and capital markets experience with leading asset management, financial services and investment banking firms, including Northeast Securities, Millennium Management and Fieldstone Capital Group.

“Jim has an integrated knowledge of capital markets and strategic communication that make him an ideal addition to the Alliance MMA team,” said Paul K. Danner, Chairman of the Board and Chief Executive Officer of Alliance MMA, Inc. “His seasoned background affords Jim the ability to clearly communicate the Alliance investment thesis to a broad investment audience, while leveraging his significant buy-side investor relationships, particularly in hedge fund, family office and asset management, to our advantage.  We are excited to have Jim join our Investor Relations team and believe he will make an excellent addition as we continue to grow our business and drive investor interest to create value for the Company and its stockholders.”

Alliance MMA is the first MMA company to be traded on a major stock exchange and is currently the only way for the public to invest in the MMA industry. Earlier this month, Alliance MMA announced the successful completion of their IPO, their listing on the NASDAQ and their acquisition of seven companies including five MMA promotion companies, a digital media sports platform and an electronic ticketing platform optimized for marketing MMA events.

“I am excited and honored to take on this role and look forward to partnering with Paul and our talented senior leadership team to share the Alliance MMA vision with the institutional investment community,” said Platek.  “As a key component of expanding awareness, I am eager to work with analysts who appreciate the extraordinary opportunity Alliance MMA represents, and are enthusiastic to initiate coverage as we begin to execute our business plan.”

MMA is a full contact sport that allows a wide range of fighting techniques including, striking and grappling from various martial arts and disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate & Muay Thai. Professional MMA fights are legal and regulated by state athletic commissions in all 50 states.

About Alliance MMA, Inc.

Alliance MMA (NASDAQ: AMMA) is a mixed martial arts organization offering premier promotional opportunities for aspiring mixed martial arts (MMA) fighters who wish to advance to the sport's highest level of professional competition. Alliance MMA's mission is to identify and cultivate the next generation of fighters and champions for the Ultimate Fighting Championship (UFC) and other premier MMA promotions.

With some of the world's leading MMA promotions under the Alliance MMA umbrella, the organization aims eventually to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA will also be dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for our live MMA events, digital media platform and Alliance MMA fighters.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of MMA events. In 2016, the company went public with a listing on the NASDAQ stock market.  Alliance MMA is the only mixed martial arts promotion company that is publicly traded, allowing public investment in the world's fastest growing sport.

For more information visit, www.alliancemma.com

Or contact:

James Platek
Director, Investor Relations
Alliance MMA, Inc.
590 Madison Avenue
New York NY 10022
(212) 739-7825, x707

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA's registration statement and in its other filings with the Securities and Exchange Commission.